                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF 3TEC ENERGY CORPORATION

                                        Jurisdiction
                                        of
                                        Incorporation
                                        or
 Name of Subsidiary                     Organization
 ------------------                     -------------
 3TEC/CRI Corporation.................. Delaware
 (formerly Classic Resources Inc.)